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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2004, relating to the financial statements and financial highlights which appear in the May 31, 2004 Annual Report to Shareholders of: i) New York Tax-Exempt Fund (a portfolio of Reserve New York Tax-Exempt Trust); ii) Interstate Tax-Exempt Fund, California Tax-Exempt Fund, Connecticut Tax-Exempt Fund, Florida Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, New Jersey Tax-Exempt Fund, Ohio Tax-Exempt Fund, Pennsylvania Tax-Exempt Fund and Virginia Tax-Exempt Fund (ten of the portfolios constituting Reserve Tax-Exempt Trust); and iii) Louisiana Municipal Money-Market Fund and Minnesota Municipal Money-Market Fund (constituting Reserve Municipal Money-Market Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers - Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
November 8, 2004